Exhibit 4.1

BAXTER INTERNATIONAL INC.
as Issuer
And
J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee
INDENTURE
Dated as of                     , 2006

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939,
AS AMENDED, AND INDENTURE CROSS-REFERENCE TABLE1

TIA Section			Indenture Section
310	(a)	(1)	7.09
	(a)	(2)	7.09
	(a)	(3)	N.A.
	(a)	(4)	N.A.
	(a)	(5)	7.09
	(b)		7.09, 7.10(d)
	(c)		N.A.
311	(a)		7.14
	(b)		7.14
	(c)		N.A.
312	(a)		8.01
	(b)		8.02
	(c)		8.02
313	(a)		8.03
	(b)		8.03
	(c)		8.03
	(d)		8.03
314	(a)(1)		8.04
	(a)(2)		8.04
	(a)(3)		8.04
	(a)(4)		5.08, 8.04
	(b)		N.A.
	(c)(1)		1.02
	(c)(2)		1.02
	(c)(3)		N.A.
	(d)		N.A.
	(e)		1.02
	(f)		N.A.
315	(a)		7.01(a)
	(b)		7.02
	(c)		7.01(b)
	(d)		7.01(a), (c)
	(e)		6.08
316	(a)(1)		6.02, 6.07
	(a)(2)		N.A.
(a)(last sentence)			1.01
	(b)		11.02
	(c)		9.02
317	(a)		6.03
	(b)		5.07
318	(a)		1.06
	(b)		N.A.
	(c)		N.A.

[1]	This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.
 I

i

ii

iii

     INDENTURE, dated as of [                    ], 2006, between Baxter International Inc., a Delaware corporation (the “Company”), and J. P. Morgan Trust Company, National Association, a national banking association duly incorporated and existing under the laws of the United States of America, as trustee (the “Trustee”).
     WHEREAS the Company has duly authorized the issue, in one or more series as in this Indenture provided, from time to time of its debt securities (hereinafter called the “Securities”), to the extent so provided for in accordance herewith, of certain Securities, and to provide the general terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, the Trustee has the power to enter into this Indenture and to accept and execute the trusts herein created.
     NOW THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities:
I. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
1.01 Definitions.
     The following terms (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined (either directly or by reference) in the Trust Indenture Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings so assigned to such terms.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Authenticating Agent” means any agent of the Trustee which at any time shall be appointed and acting pursuant to the provisions of Section 7.13.
     “Authorized Newspaper” means a newspaper of general circulation in the specified place of publication, or, if no such place is specified, in The City of New York, printed in the English language or in an official language of the country of publication and customarily published on each Business Day of the year, whether or not such newspaper is published on Saturdays, Sundays, or legal holidays. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or different newspapers in the same place of publication meeting the foregoing requirements and in each case on any Business Day.

     “Authorized Officer” means the Chief Executive Officer, the Chief Financial Officer, the President or any Vice President, the Treasurer, any Assistant Treasurer, the Corporate Secretary or any Assistant Secretary of the Company.
     “Board of Directors” means the Board of Directors of the Company, or any duly authorized committee of such Board or any officers of the Company duly authorized so to act by such Board.
     “Board Resolution” means a copy of a resolution or resolutions certified by the Corporate Secretary or an Assistant Secretary of the Company or by another appropriate officer of the Company, to have been duly adopted by the Board of Directors of the Company and to be in force and effect on the date of such certification and delivered to the Trustee.
     “Business Day,” when used with respect to any Place of Payment or in conjunction with the name of a city, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or city are authorized or obligated by or pursuant to law, regulation or executive order to close, and shall otherwise mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions at the place where any specified act pursuant to this Indenture is to occur are authorized or obligated by or pursuant to law, regulation or executive order to close.
     “Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution and delivery of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Company Designation” has the meaning specified in Section 4.02.
     “Consolidated Net Tangible Assets” means the total amount of assets which would be included on a consolidated balance sheet of the Company and its subsidiaries under GAAP (less applicable reserves and other properly deductible items) after deducting therefrom:
(a) all short-term liabilities and liability items, except for indebtedness payable by its terms more than one year from the date of incurrence thereof (or renewable or extendible at the option of the obligor for a period ending more than one year after such date of incurrence); and
(b) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other like intangibles (except prepaid royalties).
     “Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established.

     “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 227 W. Monroe Street, Suite 2600, Chicago, Illinois 60606, Attention: Institutional Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders or the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “corporation” includes corporations, limited liability companies, partnerships, associations, companies and business trusts.
     “debt securities” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.
     “Defaulted Interest” has the meaning specified in Section 3.07.
     “Depositary” means, with respect to the Securities of any series issuable or issued in whole or part in the form of one or more Global Securities, the Person designated as Depositary pursuant to Section 3.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.
     “Dollar” and “$” mean the coin or currency of the United States which, at the time of payment, is legal tender for the payment of public and private debts.
     “Event of Default” has the meaning specified in Section 6.01.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
     “Exchange Rate” has the meaning specified in Section 6.01.
     “Exchange Rate Agent” means the entity appointed by the Company pursuant to Section 9.02.
     “Foreign Currency” means a currency issued by the government of any country other than the United States of America.
     “GAAP” means, unless otherwise specified with respect to any Securities pursuant to Section 3.01, such accounting principles as are generally accepted in the United States as of the date or time of any computation required hereunder.
     “Global Security” means a Security evidencing all or part of a series of Securities issued to the Depositary for such series in accordance with Sections 2.04 and 3.03.
     “Government Obligations” means securities which are (i) direct obligations of the United States or the other government or governments in the confederation which issued the

Foreign Currency in which the principal of or any premium or interest on the relevant Security shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.
     “Holder” means a Person in whose name such Security is registered in the Security Register.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the form and terms of particular series of Securities established as contemplated by Section 3.01.
     “interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after maturity, means interest payable after maturity.
     “Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
     “mandatory sinking fund payment” has the meaning specified in Section 4.05.
     “maturity,” when used with respect to any Security, means the date on which the principal (or a portion thereof) of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.
     “Officers’ Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Corporate Secretary or any Assistant Secretary of the Company and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of the Company, which is reasonably acceptable in form and substance to the Trustee.
     “optional sinking fund payment” has the meaning specified in Section 4.05.

     “Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.
     “Outstanding,” when used with reference to Securities, means, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:
     1. Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     2. Securities, or portions thereof, for the payment or redemption of which moneys or, as provided in Section 13.01 or 13.02 hereof, Government Obligations, as the case may be, in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) (in each case, except as provided in Section 13.01 or 13.02, as the case may be); provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article IV or provision satisfactory to the Trustee shall have been made for giving such notice; and
     3. Securities in lieu of or in substitution for which other Securities shall have been duly authenticated and delivered pursuant to Section 3.06;
provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Securities have taken any action, given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders, (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof pursuant to Section 6.02; (B) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.01, of the principal amount of such Security, and (C) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor. Subject to the provisions of Section 315 of the Trust Indenture Act, in case of a dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee.
     “Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, and interest, if any, on any Securities on behalf of the Company.

     “Person” or “person” means an individual, a corporation, a limited liability company, a partnership, a trust, a joint venture, an association, a joint stock company, an unincorporated organization or a government or any agency or political subdivision thereof.
     “Place of Payment,” when used with respect to the Securities of any series, means the Corporate Trust Office or such other place or places where the principal of, premium, if any, and interest, if any, on the Securities of that series are payable as specified in accordance with Section 3.01.
     “Principal Facility” means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures, but excluding leases and other contract rights which might otherwise be deemed real property) owned by the Company or any Restricted Subsidiary, whether owned on the date hereof or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) in excess of 2% of Consolidated Net Tangible Assets other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of the Board of Directors (evidenced by a Board Resolution), is not of material importance to the business conducted by the Company and its subsidiaries taken as a whole.
     “redemption date,” when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture or the terms of such Security, as applicable.
     “redemption price,” when used with respect to any Security to be redeemed, means the price (exclusive of accrued interest, if any) at which it is to be redeemed pursuant to this Indenture or the terms of such Security, as applicable.
     “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the day specified for that purpose as contemplated by Section 3.01, whether or not such day shall be a Business Day.
     “Required Currency” has the meaning specified in Section 1.14(a).
     “Responsible Officer,” when used with respect to the Trustee, means any senior trust officer or trust officer of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
     “Restricted Subsidiary” means any corporation in which the Company owns voting securities entitling it to elect a majority of the directors and which is either designated a Restricted Subsidiary in accordance with this Indenture or (i) existed as such on the date of this Indenture or is the successor to, or owns, any equity interest in, a corporation which so existed, (ii) has its principal business and assets in the United States (including Puerto Rico and other territories and possessions), (iii) whose business is other than the obtaining of financing in capital markets outside the United States or the financing of the acquisition or disposition of real or personal property or dealing in real property for residential or office building purposes, and

(iv) does not have assets substantially all of which consist of securities of one or more corporations which are not Restricted Subsidiaries.
     “Secured Debt” means any indebtedness for money borrowed by, or evidenced by a note or other similar instrument of, the Company or a Restricted Subsidiary, and any other indebtedness of the Company or a Restricted Subsidiary on which by the terms of such indebtedness interest is paid or payable (other than indebtedness owed by a Restricted Subsidiary to the Company, by a Restricted Subsidiary to another Restricted Subsidiary or by the Company to a Restricted Subsidiary), which in any such case is secured by (a) a Security Interest in any Principal Facility or portion thereof or (b) a Security Interest in any shares of stock owned directly or indirectly by the Company in a Restricted Subsidiary or in indebtedness for money borrowed by a Restricted Subsidiary from the Company or another Restricted Subsidiary. The securing in the foregoing manner of any debt which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the maximum aggregate amount then owing thereon by the Company and its Restricted Subsidiaries.
     “Securities Act” means the United States Securities Act of 1933, as amended.
     “Security” or “Securities” means one or more, as the case may be, of the Company’s debt securities authenticated and delivered under this Indenture.
     “Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.
     “Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 3.07.
     “Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest, as the case may be, is due and payable.
     “stock” includes any and all shares, interests, participations or other equivalents (however designated) of corporate stock.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
     “Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended.

     “Trustee Selection” has the meaning specified in Section 4.02.
     “United States” means the United States of America (including the States thereof and the District of Columbia), its territories and possessions, the Commonwealth of Puerto Rico and other areas subject to its jurisdiction.
     “United States Alien,” except as otherwise provided in or pursuant to this Indenture or any Security, means any Person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.
1.02 Compliance Certificates and Opinions.
          (a) Except as otherwise expressly provided in or pursuant to this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
          (b) Such Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than the statement required by Section 5.08) shall also include:
     (1) a statement that such Authorized Officer or counsel has read such covenant or condition;
     (2) a brief statement as to the nature and scope of such examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;
     (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
1.03 Form of Documents Delivered to Trustee.
          (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          (b) Any certificate, statement or opinion of an Authorized Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to the matters upon which his certificate, statement or opinion is based is erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of or representations by an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, as the case may be, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representation with respect to such matters is erroneous.
          (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
1.04 Notices, Etc., to Trustee, the Company.
     Any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (A) the Trustee by any Holder or by the Company shall be made, given, furnished or filed in writing to or with the Trustee at the Corporate Trust Office of the Trustee, and, unless otherwise herein expressly provided, any such document shall be deemed to be sufficiently made, given, furnished or filed upon its actual receipt by a Responsible Officer; or
     (B) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at One Baxter Parkway, Deerfield, Illinois 60015, Attention: Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.
1.05 Notice to Holders; Waiver.
          (a) Where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder of a Security, at such Holder’s address as it appears in the Security Register, not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice. In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities.

          (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          (c) Any request, demand, authorization, notice, consent, election, waiver or other act required or permitted under this Indenture shall be in the English language.
1.06 Conflict With Trust Indenture Act.
     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision of the Trust Indenture Act shall control.
1.07 Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
1.08 Successors and Assigns.
     All covenants and agreements in this Indenture by the Company shall bind their respective successors and assigns, whether so expressed or not.
1.09 Separability Clause.
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
1.10 Benefits of Indenture.
     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
1.11 Governing Law.
     This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regards to principles of conflicts of law.
1.12 Legal Holidays.
     Unless otherwise provided by, or pursuant to, Section 3.01, in any case where any Interest Payment Date, redemption date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this

Indenture or of the Securities) payment of the principal of, premium, if any, or interest, if any, on such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or redemption date, or at the Stated Maturity; provided, that no additional interest shall accrue with respect to the payment due on such date for the period from and after such Interest Payment Date, redemption date or Stated Maturity, as the case may be, to the next succeeding Business Day.
1.13 Moneys of Different Currencies to be Segregated.
     The Trustee shall segregate moneys, funds and accounts held by the Trustee hereunder in one currency (or unit thereof) from any moneys, funds or accounts in any other currencies (or units thereof), notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts.
1.14 Payment to be in Proper Currency.
          (a) In the case of any Security denominated in any particular currency or currency unit (the “Required Currency”), except as otherwise provided herein, therein or in or pursuant to the related Board Resolution(s) or supplemental indenture establishing the series of such Security as provided herein, the obligation of the Company to make any payment of principal of, premium, if any, or interest, if any, thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency or currency unit other than the Required Currency, except to the extent that such tender or recovery, if exchanged for the Required Currency by the Trustee at its election as provided in the next sentence, shall result in the Trustee timely holding the full amount of the Required Currency then due and payable.
          (b) Neither the Trustee nor any Paying Agent shall be obligated to make any payment in any currency or currency unit other than the currency or currency unit tendered to, or recovered by, the Trustee or such Paying Agent. Notwithstanding the foregoing, if any such tender or recovery is made in other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such other currency or currency unit for the Required Currency.
1.15 Counterparts.
     This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
1.16 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
1.17 Rules of Construction.
     Unless the context otherwise requires:

     (A) a term has the meaning assigned to it;
     (B) “or” is not exclusive;
     (C) words in the singular include the plural and in the plural include the singular;
     (D) provisions apply to successive events and transactions;
     (E) “including” means “including without limitation”; and
     (F) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture.
II. SECURITY FORMS
2.01 Forms Generally.
     The Securities of each series shall be in substantially the form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Authorized Officers executing such Securities as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to one or more Board Resolution(s), a copy of an appropriate record of any such action taken shall be certified by the Corporate Secretary or an Assistant Secretary, or another appropriate Authorized Officer, of the Company, as the case may be, and delivered to the Trustee at or prior to the delivery of the written order(s) contemplated by Section 3.03 for the authentication and delivery of the initial Securities of each series. Any such Board Resolution or record of such action shall have attached thereto a true and correct copy of the form of Security approved by or pursuant to such Board Resolution(s). The Trustee’s certificate of authentication shall be in substantially the form set forth in this Article II.
     The definitive Securities of each series shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, including any manner permitted by the rules of any securities exchange or automated quotation system on which the Securities of such series may be listed or traded, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
2.02 Form of Trustee’s Certificate of Authentication.
     The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:
     This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

J. P. Morgan Trust Company, National Association, as Trustee

By:

Authorized Signatory

Dated:
2.03 Forms of Securities.
     Each Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution or one or more indentures supplemental hereto which shall set forth the information required by Section 3.01. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, the Securities of each series shall be issuable in registered form without coupons.
2.04 Book-Entry Provisions for Global Securities
     If the Company shall establish, pursuant to or as contemplated by Section 3.01, that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 3.03, authenticate and deliver one or more Global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by one or more Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction, and (iv) shall bear a legend to substantially the following effect:
“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”
     Each Depositary designated pursuant to or as contemplated by Section 3.01 for a Global Security to be delivered in the United States must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

     If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series, or if at any time the Depositary for the Securities of such series shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, the Company shall use its commercially reasonable efforts to appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 3.01(M) shall no longer be effective with respect to the Securities of such series and the Company shall execute and the Trustee, upon receipt of a written order of the Company for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver as specified in such written order(s), Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.
     The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Company shall execute and the Trustee, upon receipt of a written order of the Company for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver as specified in such written order(s), Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.
     If specified pursuant to Section 3.01 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute and the Trustee shall authenticate and deliver, without service charge,
     (A) to each Person specified by such Depositary, a new Security or Securities of the same series, of any authorized denomination as requested by such Person, in aggregate principal amount equal to, and in exchange for, such Person’s beneficial interest in the Global Security; and
     (B) to such Depositary, a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities so delivered to Holders thereof.
     In any exchange provided for in any of the preceding three paragraphs, the Company shall execute and the Trustee shall authenticate and deliver, Securities in definitive registered form in authorized denominations.
     Upon the exchange of a Global Security for Securities in definitive form, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to Section 3.05 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.
III. THE SECURITIES
3.01 Amount Unlimited; Issuable in Series.
     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
     The Securities may be issued in one or more series, and each such series shall, except as otherwise provided as contemplated by this Section 3.01, rank equally and pari passu with all other unsecured and unsubordinated indebtedness of the Company. There shall be established, in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series,
     (A) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities, except to the extent that additional Securities of an existing series are being, or will be, issued);
     (B) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.04, 3.05, 3.06, 4.03 or 11.04); provided, however, that the authorized aggregate principal amount of such series may from time to time be increased above such amount by a Board Resolution to such effect;
     (C) the date or dates on which the principal and premium, if any, on the Securities of the series are payable or the method of determination thereof;
     (D) the rate or rates (which may be fixed or variable), or the method of determination thereof, at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, or the method of determination thereof, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Interest Payment Date;
     (E) if other than the currency of the United States, the currency or currencies or currency unit or units, including composite currencies, in which payment of the principal of, premium, if any, or interest, if any, on the Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States for any purpose, including for purposes of the definition of “Outstanding” in Section 1.01;
     (F) if the principal of, premium if any, or interest, if any, on the Securities of the series are to be payable, at the election of the Company, or a Holder, in a currency or currencies or currency unit or units other than that in which the Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the period or periods within which, and the terms and conditions upon which, such election may be made or the other circumstances under which any of such Securities are to be so payable, and any provision requiring the Holder to bear currency exchange costs by deduction from such payments;
     (G) if the amount of payments of principal of, premium, if any, or interest, if any, on, any of the Securities of the series may be determined with reference to an index, formula, or other method, the manner in which such amounts shall be determined;
     (H) the place or places where the principal of, premium, if any, and interest, if any, on, the Securities of the series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;
     (I) if applicable, the period or periods within or the date or dates on which, the price or prices at which, and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company;
     (J) if applicable, the period or periods within or the date or dates on which, the price or prices at which, and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Holders;
     (K) the obligation or right, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
     (L) the terms of any right to convert or exchange Securities of the series, either at the option of the Holder thereof or the Company, into or for shares of common stock of the Company or other securities or property (whether of the Company, or any other Person), including, without limitation, the period or periods within which and the price or prices (including adjustments thereto) at which any Securities of the series shall be converted or exchanged, in whole or in part;
     (M) whether the Securities of the series, or any portion thereof, shall initially be issuable in the form of a temporary Global Security representing all or such portion of the Securities of such series and provisions for the exchange of such temporary Global Security for definitive Securities of such series;
     (N) whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities;
     (O) the denominations in which Securities of the series, if any, shall be issuable, if other than the denominations of $1,000 and any integral multiple thereof;

     (P) if other than the principal amount thereof, the portion of the principal amount of any of the Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;
     (Q) the application, if any, of Section 13.01, or such other means of satisfaction and discharge as may be specified for the Securities of the series;
     (R) whether the Securities of the series, in whole or any specified part, shall be subject to defeasance or covenant defeasance pursuant to Section 13.02 and, if so, the provisions relating thereto and the manner in which any election by the Company to provide for defeasance or covenant defeasance of such Securities shall be evidenced if different from the provisions herein relating thereto;
     (S) the appointment of any Paying Agent or Agents for the Securities of such series, if other than the Trustee;
     (T) any deletions from or modifications of or additions to the Events of Default set forth in Section 6.01 which apply to the Securities of the series, any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02 or any other modifications to Article VI;
     (U) any deletions from or modifications of or additions to the covenants set forth in Article V which apply to the Securities of the series;
     (V) any limitations on the rights of the Holders of the Securities of the Series to transfer or exchange such Securities or to obtain the registration of transfer thereof;
     (W) whether any payment or other obligations on Securities of such series are to be secured by any property and, if so, the nature of such security and provisions related thereto;
     (X) whether payment of amounts due with respect to Securities of such series is subordinated in right of payment to the prior payment of any other indebtedness, and, if so, the extent and in the manner of such subordinations and any other provisions relating thereto;
     (Y) the additions or changes, if any, to this Indenture with respect to the Securities of such series as shall be necessary to permit or facilitate the issuance of the Securities of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;
     (Z) the form of the Securities of the series (including legends, if any, to be imprinted thereon and the circumstances, if any, which require the imprinting of such legends); and
     (AA) any other terms of the Securities of such series and any other deletions from or modification of or additions to this Indenture in respect of such Securities.
     If any of the terms of the series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action shall be delivered to the Trustee at or prior to the initial issuance of Securities of such series.

3.02 Denominations.
     Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, and except as provided in Section 3.03, the Securities of each series shall be issuable in denominations of $1,000 and any integral multiple thereof. Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Authorized Officers executing the same may determine with the reasonable approval of the Trustee.
3.03 Execution, Authentication, Delivery and Dating.
     The Securities shall be signed on behalf of the Company by an Authorized Officer. Such signatures may be manual or facsimile signatures of the present or any future such Authorized Officers and may be imprinted or otherwise reproduced on the Securities.
     Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder.
     Securities bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication. The Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company, signed by an Authorized Officer, or pursuant to such procedures acceptable to the Trustee and such recipients, without any further action by the Company. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon the documents specified in Section 314 of the Trust Indenture Act, and in addition:
     (A) the instrument or instruments establishing the form or forms and terms of the Securities of such series, as provided in Sections 2.01 and 3.01;
     (B) an Opinion of Counsel prepared in accordance with Section 1.02, to the following effect, which Opinion of Counsel may contain such assumptions, qualifications and limitations as such counsel shall deem appropriate:
          (i) the forms and terms of such Securities have been established in conformity with Section 2.01 and Section 3.01 of this Indenture;
          (ii) all conditions precedent set forth in Sections 2.01, 3.01 and 3.03 of this Indenture to the authentication and delivery of such Securities have been complied with; and

          (iii) such Securities when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by this Indenture, and enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     The Trustee shall have the right to decline to authenticate and deliver the Securities of such series if the Trustee reasonably determines that such action may not lawfully be taken, would expose the Trustee to personal liability or would add to the obligations and duties of the Trustee hereunder in any material respect. In addition, prior to the authentication upon original issuance of the first Security of a series to be issued which is denominated in a Foreign Currency or currency unit the Trustee shall have the right to decline to authenticate and deliver any Securities of such series if the Trustee determines in its reasonable discretion that it would not be able to properly fulfill its obligations hereunder in respect of such Securities or to do so would be unduly burdensome to the Trustee.
     Each Security shall be dated the date of its authentication.
     Notwithstanding the provisions of Section 3.01 and of this Section 3.03, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate(s) otherwise required pursuant to Section 3.01 or the written order of the Company and Opinion of Counsel otherwise required pursuant to this Section 3.03 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.
3.04 Temporary Securities.
     Pending the preparation of a permanent Global Security or definitive Securities of any series, the Company may execute, and upon compliance with Section 3.03, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, or engraved or produced by any combination of these methods, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Authorized Officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series, such temporary securities may be in global form, representing all or a portion of the Outstanding Securities of such series.
     If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for such series. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor.

Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series except as otherwise specified as contemplated by Section 3.01 with respect to the payment of interest on Securities in temporary form. Such exchanges shall be made by the Company at its expense and without any charge therefor.
3.05 Registration; Registration of Transfer and Exchange.
     The Company shall cause to be kept for each series of Securities at one of the offices or agencies maintained in accordance with Section 5.02 a register or registers herein sometimes collectively referred to as the “Security Register” in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of such Securities and of transfers of such Securities. Said office or agency is hereby appointed the “Security Registrar” for the purpose of registering such Securities and transfers of such Securities as herein provided.
     Upon surrender for registration of transfer of any Security of any series at an office or agency maintained in accordance with Section 5.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount and Stated Maturity. In no case shall there be more than one Security Register for a series of Securities.
     At the option of the Holder, Securities of any series (except a Global Security) may be exchanged for other Securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount and Stated Maturity upon surrender of the Securities to be exchanged at an office or agency maintained in accordance with Section 5.02. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver the Securities which the Holder making the exchange is entitled to receive.
     Notwithstanding any other provision of this Section 3.05, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or to a nominee of such successor Depositary.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.
     The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any particular series during a period beginning at the opening of business 15 days before the day of selection of Securities of such series to be redeemed under Section 4.02 and ending at the close of business on the day of the mailing of a notice of redemption of Securities of such series selected for redemption or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
     Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     None of the Trustee nor any Paying Agent or Security Registrar, nor the Company, shall have any responsibility for any actions taken or not taken by the Depositary.
3.06 Mutilated, Destroyed, Lost and Stolen Securities.
     If any mutilated Security is surrendered to the Trustee, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be requested by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon request, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section 3.06, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security of any series issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
     The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
3.07 Payment of Defaulted Interest; Interest Rights Preserved.
     Interest on any Security which is payable, and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
     Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder at the close of business on the relevant Regular Record Date, and such Defaulted Interest shall be paid by the Company, at its election, as provided in either clause (A) or (B) below:
     (A) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which Special Record Date shall be fixed in the following manner. The Company shall notify the Trustee in writing as to the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and, unless otherwise agreed to by the Trustee, not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at such Holder’s address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective predecessor Securities) are registered at the close of business on such Special Record Date.
     (B) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be reasonably deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section 3.07, each Security delivered under this indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
3.08 Persons Deemed Owners.
     The Company and the Trustee, and their respective agents, shall treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Company nor the Trustee, nor their respective agents, shall be affected by notice to the contrary.
     None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
3.09 Cancellation.
     All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any payment in respect of a sinking fund or analogous obligation shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed by the Trustee, and the Trustee shall, upon written request therefor, deliver to the Company a certificate of destruction in respect thereof.
3.10 Computation of Interest.
     Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, any interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
3.11 CUSIP Numbers.
     The Company in issuing any Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall as a convenience use “CUSIP” numbers in notices to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
IV. REDEMPTION OF SECURITIES AND SINKING FUNDS
4.01 Applicability of Right of Redemption.
     Redemption of Securities (other than pursuant to a sinking fund or analogous provision) permitted by the terms of any series of Securities shall be made in accordance with such terms and Sections 4.02, 4.03 and 4.04; provided, however, that, notwithstanding anything to the contrary in this Article IV, if any such terms of a series of Securities shall conflict with any provisions of this Article IV, the terms of such series shall govern.
4.02 Election to Redeem; Notice of Redemption; Partial Redemption.
     The election of the Company to redeem any Securities of any series shall be evidenced by, or pursuant to an Officers’ Certificate. In case the Company shall desire to exercise such right to redeem all, or, as the case may be, any part of the Securities of any series in accordance with the right reserved so to do, it shall give notice of such redemption to Holders of the Securities to be redeemed as hereinafter provided in this Section 4.02.
     Any notice of redemption to be given to the Holders of Securities to be redeemed as a whole or in part shall be given in the manner provided in Section 1.05 not less than 30 nor more than 60 days prior to the date fixed for redemption.
     Each such notice of redemption shall specify the date fixed for redemption and the redemption price at which Securities are to be redeemed, shall state that the conditions precedent to such redemption, if any, have occurred and describe the same, and shall state that payment of the redemption price of the Securities to be redeemed, together with interest accrued thereon to, but excluding, the date fixed for redemption (except that if such redemption date is an Interest Payment Date such interest due on such date with respect to a particular Security shall instead be payable on such Interest Payment Date to the Holder of record at the close of business on the Regular Record Date for such Interest Payment Date), will be made at the office or agency to be maintained by the Company in accordance with Section 5.02 (or, if desired by the Company, at the Corporate Trust Office of the Trustee) upon presentation and surrender of such securities and that from and after said date fixed for redemption any interest thereon will cease to accrue, such Securities subject to such redemption shall cease to be outstanding and the Holder(s) thereof shall have no rights with respect thereto other than the right to receive the redemption price upon such presentation and surrender. If less than all the Securities of a series are to be redeemed, the notice to each Holder of Securities to be redeemed shall identify such Holder’s securities to be redeemed as a whole or in part. In case any Security of a series is to be redeemed in part only (which part shall be the minimum denomination of the Securities of such series as set forth pursuant to Section 3.01 or a multiple thereof), the notice which relates to such Securities shall state the portion of the principal amount to be redeemed, and that on and after the redemption date, upon surrender of such Security, a new Security or Securities of the same series in principal amount equal to the unredeemed portion thereof shall be issued. No Security whose denomination is the minimum denomination, as set forth pursuant to Section 3.01, of principal amount may be redeemed in part.
     To the extent that the Securities of any series have different terms, the Company shall designate the Securities to be redeemed if less than all of a series are to be redeemed (“Company Designation”). If less than all the Securities of a series having the same terms are to be redeemed, the Company shall give the Trustee, not less than 10 days (or such lesser number of days as the Trustee shall approve) prior to the date fixed by the Company for such redemption, written notice of the aggregate amount of the Securities to be redeemed, and thereupon the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Securities of such series or portions thereof to be redeemed (“Trustee Selection”), and shall thereafter promptly notify the Company and any Paying Agent in writing of the Securities of such series or portions thereof to be redeemed. Except in the event of a Company Designation or a Trustee Selection, notice of redemption published as contemplated by Section 1.05 need not identify particular Securities to be redeemed.
     Any notice of redemption may be given by the Company pursuant to this Section 4.02 or may be given, at the Company’s direction, which direction is delivered to the Trustee at least 10 days (or such lesser number of days as the Trustee shall approve) prior to the date such notice is to be given, by the Trustee in the name and at the expense of the Company.
4.03 Payment of Securities Called for Redemption.
     If notice of redemption shall have been given in the manner provided in Section 4.02, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued thereon, if any, to, but excluding, the date fixed for redemption, and on and after such date of redemption (unless the Company shall default in the payment of such Securities or portions thereof at the redemption price, together with interest accrued thereon, if any, to, but excluding, the date fixed for redemption) any interest on the Securities or portions of Securities so called for redemption shall cease to accrue and such Securities and portions of Securities shall be deemed not to be outstanding hereunder and shall not be entitled to any benefit under this Indenture except for the right of the Holder(s) thereof to receive, in accordance with the next sentence, payment of the redemption price, together, if applicable, with accrued interest thereon, if any, to, but excluding, the date fixed for redemption. On presentation and surrender of such Securities, on or after the redemption date at the Place of Payment specified in the notice of redemption, such Securities or specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price together with interest accrued thereon, if any, to, but, excluding, the date fixed for redemption; provided, however, that unless otherwise specified as contemplated by Section 3.01, installments of interest that mature on Securities on or prior to the redemption date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.
     Upon presentation and surrender of any Security which is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, at the expense of the Company, a new Security or Securities of the same series of authorized denominations in principal amount equal to the unredeemed portion of the Security so surrendered.
4.04 Deposit of Funds for Redemption of Securities.
     On or prior to the date fixed for redemption of any Securities as hereinbefore provided in this Article IV, the Company shall deposit in trust with the Trustee or with any Paying Agent (or if and to the extent that the Company shall be acting as its own Paying Agent, the Company shall set aside, segregate and hold in trust) funds sufficient to redeem the Securities or portions thereof to be redeemed on such redemption date, at the applicable redemption price, together with interest accrued thereon, if any, to, but excluding, the redemption date.
4.05 Applicability of Sinking Fund.
     Redemption of Securities permitted or required pursuant to a sinking fund for the retirement of Securities of a series by the terms of such series of Securities established pursuant to Section 3.01 shall be made in accordance with such terms of such series of Securities established pursuant to Section 3.01 and this Article IV; provided, however, that, notwithstanding anything to the contrary in this Article IV, if any such terms of a series of Securities shall conflict with any provision of this Article IV, the terms of such series shall govern.
     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 4.06.
4.06 Satisfaction of Mandatory Sinking Fund Payments with Securities.
     Subject to Section 4.07, in lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (i) deliver to the Trustee Securities of that series theretofore purchased or otherwise acquired by the Company, or (ii) receive credit for the principal amount of Securities of that series which have been previously delivered to the Trustee by the Company or redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities; provided, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.
4.07 Redemption of Securities for Sinking Funds.
     Not less than 10 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied through delivery and/or crediting of Securities of that series pursuant to Section 4.06 and whether the Company intends to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable, and upon its delivery, the Company shall be obligated to make the payment, delivery, and/or crediting therein referred to, if any, on or prior to such sinking fund payment date. In the case of the failure of the Company to deliver such certificate, the sinking fund payment due with respect to the next sinking fund payment date for that series of Securities shall be paid entirely in cash and shall be made in an amount sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 4.06 and without the right to make any optional sinking fund payment with respect to such series.
     Any sinking fund payment or payments (mandatory or optional) made in cash, plus any unused balance of any preceding sinking fund payments made in cash, which shall equal or exceed $100,000 (or the equivalent in Foreign Currency or currency units in which Securities of the series are payable if applicable), or a lesser sum if the Company shall so request, with respect to the Securities of any particular series, shall be applied by the Trustee, a Paying Agent or the Company, if it acts as its own Paying Agent, on the sinking fund payment date next following the date of such payment, to the redemption of such Securities at the redemption price specified in such Securities for operation of the sinking fund together with accrued interest, if any, to the sinking fund payment date. Any sinking fund moneys not so applied or allocated to the redemption of Securities shall be added to the next cash sinking fund payment received by the Trustee or such Paying Agent or set aside and segregated by the Company for such series and, together with such payment, shall be applied in accordance with the provisions of this Section 4.07. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee, such Paying Agent or the Company on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities shall be applied by the Trustee, such Paying Agent or the Company, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of principal of such Securities at maturity.
     Not more than 60 days and not less than 30 days prior to each sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in accordance with Section 4.02. The Company shall cause notice of the redemption thereof to be given not less than 30 nor more than 60 days prior to the sinking fund payment date in the manner provided in Section 4.02, except that the notice of redemption shall also state that the Securities of such series are being redeemed by operation of the sinking fund and the sinking fund payment date. Such notice having been duly given, the redemption of such Securities shall be made on the sinking fund payment date upon the terms and in the manner stated in Section 4.03.
     Prior to each sinking fund payment date, the Company shall pay to the Trustee or to a Paying Agent in cash (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 5.07(b)) a sum equal to any interest accrued to, but excluding, the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 4.07.
V. PARTICULAR COVENANTS
5.01 Payments of Principal, Premium, if any, and Interest, if any.
     The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest, if any, on the Securities of that series at the times and places and in the manner provided herein and in the Securities of that series.
5.02 Office or Agency for Certain Purposes.
     The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location of, any such office or agency.
     The Company may also from time to time designate one or more other offices or agencies (in or outside The City of New York) where the Securities of one or more series may be presented or surrendered for any or all such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements sat forth above. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
5.03 Maintenance of Corporate Existence and Payment of Taxes.
     The Company will preserve its corporate existence, but this covenant shall not require the Company to continue its corporate existence in the event of a consolidation or merger of the Company with or into any other corporation in accordance with the provision of Article XII hereof as a result of which the Company shall lose its corporate identity, or in the event of a sale or conveyance of all or substantially all of the property of the Company in accordance with the provisions of said Article XII. The Company will punctually pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon or assessed against it which are material to it provided, however, that nothing herein contained shall require the Company to pay any such tax, assessment, charge or levy so long as it shall in good faith contest the validity or the amount of the same by appropriate legal proceedings and stay any execution thereof.
5.04 Restriction on the Creation of Secured Debt.
     After the date hereof, the Company will not at any time create, incur, assume or guarantee, and will not cause or permit a Restricted Subsidiary to create, incur, assume or guarantee, any Secured Debt (including the creation of Secured Debt by the securing of existing indebtedness) without first making effective provision (and the Company covenants that in such case it will first make or cause to be made effective provision) whereby the Securities then Outstanding and any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary then entitled thereto shall be secured equally and ratably with (or prior to) any and all other obligations and indebtedness thereby secured, so long as any such other obligations and indebtedness shall be so secured; provided, however, that the foregoing covenants shall not be applicable to Secured Debt secured solely by one or more of the following Security Interests:
     (A) (1) any Security Interest upon any property which is a parcel of real property at a manufacturing plant, a warehouse or an office building and which is hereafter acquired, constructed, developed or improved by the Company or a Restricted Subsidiary which Security Interest is created prior to or contemporaneously with, or within 120 days after (i) in the case of the acquisition of such property, the completion of such acquisition and (ii) in the case of the construction, development or improvement of such property, the later to occur of the completion of such construction, development or improvement or the commencement of operation, use or commercial production (exclusive of test and start-up periods) of the property, which Security Interest secures or provides for the payment of all or any part of the acquisition cost of such property or the cost of construction, development or improvement thereof, as the case may be; (2) the acquisition by the Company or a Restricted Subsidiary of property subject to any Security Interest upon such property existing at the time of the acquisition thereof, which Security Interest secures obligations assumed by the Company or a Restricted Subsidiary; (3) any conditional sales agreement or other title retention agreement with respect to any property acquired by the Company or any Restricted Subsidiary; (4) any Security Interest existing on the property or on the outstanding shares or indebtedness of a corporation or firm at the time such corporation or firm shall become a Restricted Subsidiary or is merged or consolidated with the Company or a Restricted Subsidiary; or (5) any Security Interest on property of a corporation or firm existing at the time such corporation or firm is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; provided, in each case that any such Security Interest described in clauses (2), (3), (4) or (5) does not attach to or affect property owned by the Company or any such Restricted Subsidiary prior to the event referred to in such clauses;

     (B) any Security Interest to secure indebtedness of a Restricted Subsidiary to the Company or a Restricted Subsidiary;
     (C) mechanics’, materialmen’s, carriers’ or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;
     (D) any Security Interest arising by reason of deposit with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations which is required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;
     (E) Security Interests for taxes, assessments or governmental charges or levies not yet delinquent or Security Interests for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith;
     (F) Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed;
     (G) landlords’ liens on fixtures located on premises leased by the Company or a Restricted Subsidiary in the ordinary course of business;
     (H) Security Interests arising in connection with contracts and subcontracts with or made at the request of the United States, any state thereof, or any department, agency or instrumentality of the United States or any state thereof;
     (I) any Security Interest that secures an obligation issued by the United States or any state, territory or possession of the United States or any political subdivision of any of the foregoing or the District of Columbia, in connection with the financing of the cost of construction or acquisition of Principal Facility or a part thereof;
     (J) any Security Interest arising by reason of deposits to qualify the Company or a Restricted Subsidiary to conduct business, to maintain self-insurance, or to obtain the benefit of, or comply with, laws;
     (K) the extension of any Security Interest existing as of the date of this Indenture on a Principal Facility to additions, extensions or improvements thereto and not as a result of borrowing money or the securing of indebtedness incurred after that date; or
     (L) any extension, renewal or refunding (or successive extensions, renewals or refundings) in whole or in part of any Secured Debt secured by any Security Interest referred to in the foregoing subparagraphs (A) through (K), inclusive, provided that the principal amount of such Secured Debt secured thereby shall not exceed the principal amount outstanding immediately prior to such extension, renewal or refunding, and that the Security Interest securing such Secured Debt shall be limited to the property which, immediately prior to such extension, renewal or refunding, secured such Secured Debt and additions to such property.
     Notwithstanding the foregoing provisions of this Section 5.04, the Company and any one or more Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt (not including Secured Debt permitted to be secured under subparagraphs (A) through (L), inclusive above) in an aggregate amount which, together with all other Secured Debt (not including Secured Debt permitted to be secured under subparagraphs (A) through (L), inclusive above) of the Company and its Restricted Subsidiaries which is created, incurred, assumed or guaranteed after the date hereof, does not at the time exceed 15% of the Consolidated Net Tangible Assets.
5.05 Waiver of Certain Covenants.
     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 5.02 through Section 5.04, inclusive, with respect to the Securities of any series and, if expressly provided pursuant to Section 3.01, any additional covenants applicable to the Securities of such series if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series, by act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
5.06 Appointments to Fill Vacancies in Trustee’s Office.
     The Company, whenever necessary to avoid or fill a vacancy in the office of the Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.
5.07 Provisions as to Paying Agent
          (a) If the Company shall appoint a Paying Agent other than the Trustee with respect to any series of Securities, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee subject to this Section 5.07, that it will, in addition to fulfilling the duties provided in Section 317 of the Trust Indenture Act, at any time during the continuance any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
          (b) If the Company shall act as its own Paying Agent with respect to any series of Securities, it will comply with Section 317 of the Trust Indenture Act.
          (c) Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, at or prior to 12:00 p.m. on each due date (except with respect to Securities issued outside the United States, which the Company will, at or prior to 5:00 p.m. on the day prior to each due date) of the principal of, premium, if any, or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Holders of such Securities, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
          (d) Anything in this Section 5.07 to the contrary notwithstanding, the Company may, at its option, at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by it, or by any Paying Agent hereunder, as required by this Section 5.07, such sums to be held by the Trustee upon the trusts herein contained.
          (e) Anything in this Section 5.07 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.07 is subject to Sections 13.04 and 13.05.
5.08 Annual Officers’ Certificate to Trustee.
     The Company shall deliver to the Trustee, within 120 days after the end of its fiscal year, a written statement (which need not be contained in or accompanied by an Officers’ Certificate) signed by its principal executive officer, principal financial officer or principal accounting officer or other appropriate Authorized Officer, stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to notice requirements or periods of grace) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.
5.09 Further Assurances.
     From time to time whenever reasonably requested by the Trustee, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention or facilitate the performance of the terms of this Indenture.
VI. REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT
6.01 Events of Default.
     “Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) unless such event is specifically deleted or modified in or pursuant to the supplemental indenture or Officers’ Certificate establishing the terms of such series pursuant to Section 3.01 of this Indenture:
     (A) default in the payment of any interest on any of the Securities of such series when such interest becomes due and payable, and continuance of such default for a period of 30 days;

     (B) default in the payment of any principal of or premium, if any, on, any of the Securities of such series when due (whether at maturity or otherwise and whether payable in cash or securities);
     (C) default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the Securities of such series;
     (D) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or any Security of such series (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 6.01 or a covenant or warranty which has expressly been included in this Indenture, whether or not by means of a supplemental indenture, solely for the benefit of Securities of a series other than such series), and continuance of such default or breach (without such default or breach having been cured or waived in accordance with the provisions of this Indenture) for a period of 90 days after the Company has received written notice, by registered or certified mail, delivered by the Trustee or after the Company and the Trustee have received written notice, by registered or certified mail, delivered by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series, specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” hereunder;
     (E) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable law, or appointing a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and the continuance of any such decree or order for relief unstayed and in effect for a period of 60 consecutive days;
     (F) the commencement by the Company of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, conservator, liquidator, assignee, trustee, sequestrator or similar official of the Company or of substantially all of the property of the Company, or the making by the Company of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or
     (G) any other Event of Default provided in or pursuant to this Indenture with respect to Securities of such series.

     Notwithstanding the foregoing provisions of this Section 6.01, if the principal or any premium or interest on any Security is payable in a currency other than the currency of the United States of America and such currency is not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of the Securities by making such payment in the currency of the United States of America in an amount equal to the currency of the United States of America equivalent of the amount payable in such other currency, as determined by the Trustee by reference to the noon buying rate in The City of New York for cable transfers for such currency (“Exchange Rate”), as such Exchange Rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions of this Section 6.01, any payment made under such circumstances in the currency of the United States of America where the required payment is in a currency other than the currency of the United States of America will not constitute an Event of Default under this Indenture.
6.02 Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default (other than an Event of Default specified in clause (E) or (F) of Section 6.01) with respect to Securities of any series occurs and is continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series may declare the principal of all the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and accrued and unpaid interest, if any, thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount, as the case may be, and such accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in clause (E) or (F) of Section 6.01 with respect to the Securities of any series occurs, then the principal of all of the Securities of such series, or such lesser amount as may be provided for in the Securities of such series, and accrued and unpaid interest, if any, thereon shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Securities of such series.
     At any time after Securities of any series have been accelerated (whether by declaration of the Trustee or the Holders or automatically) and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VI provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to that series have been cured or waived as provided in Section 6.07 except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent default or impair any right consequent thereon.
     The Company and the Trustee may, to the extent provided in Section 11.01, enter into one or more indentures supplemental hereto with respect to any series of the Securities which may provide for additional, different or fewer Events of Default with respect to such series of

Securities. Additional, different or fewer Events of Default with respect to such series of Securities may also be set forth pursuant to Section 3.01.
6.03 Collection of Indebtedness by Trustee; Trustee May Prove Debt.
     The Company covenants that (i) in case a default shall be made in the payment of any installment of interest on any of the Securities, as and when the same shall become due and payable, and such default shall have continued for a period in excess of 30 days, or (ii) in case a default shall be made in the payment of the principal of or premium, if any, on any of the Securities when and as the same shall have become due and payable, whether upon maturity of the Securities or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount that then shall have become due and payable on such Securities for principal and premium, if any, Interest, if any, with interest upon the overdue principal and premium, if any, of each such Security and (to the extent legally enforceable under applicable law) upon any installments of interest, at the rate borne by such Security; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.
     All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities of such series, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Securities of such series. In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities of a series, and it shall not be necessary to make any Holders of the Securities of such series parties to any such proceedings.
     In case of an Event of Default hereunder with respect to Securities of a particular series, the Trustee may, but, unless first requested so to do by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series and furnished with indemnity satisfactory to the Trustee against all costs, expenses and liabilities, shall not be under any obligation to, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceedings in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of the Holder of any Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of any Security in any such proceeding.

6.04 Application of Proceeds.
     Any money collected by the Trustee with respect to a series of Securities pursuant to Section 6.03 shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys:
     FIRST: To the payment of all costs and expenses in connection with the collection of such moneys, and all amounts payable to the Trustee under Section 7.07; and
     SECOND: To the payment of the entire amounts then due and unpaid upon the Securities in respect of which or for the benefit of which such moneys shall have been collected, without any preference or priority, ratably according to the amounts due and payable upon such Securities upon presentation of the several Securities and notation of such payment thereon, if partly paid, and upon surrender thereof, if fully paid.
     Any surplus then remaining shall be paid to the Company or to such other person as shall be entitled to receive it.
6.05 Limitations on Suits by Holders.
     Except as set forth in Section 316(b) of the Trust Indenture Act, no Holder of any Security of any series shall have any right by virtue or by availing itself of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to the Securities of the series, and unless also the Holders of no less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the Holder of every Security of such series with every other Holder of Securities of such series and the Trustee, that no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue or by availing itself of any provision of this Indenture to affect, disturb, prejudice the rights of the Holders of any other of Securities or to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of such series.
6.06 Powers and Remedies Cumulative; Delay or Omission Not Waiver.
     All powers and remedies given by this Article VI to the Trustee or to the Holders of Securities of any series shall, to the extent permitted by law and subject to Section 6.05, be deemed cumulative and not exclusive of any other such powers and remedies or of any other powers or remedies available to the Trustee or such Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of the Securities of any series to exercise any right or power accruing upon any default occurring and continuing as aforesaid, shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to Section 6.05, every power and remedy given by this Article VI or by law to the Trustee or to such Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by such Holders.
6.07 Control by Holders; Waiver of Default.
     The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to Securities of such series; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; provided further, that nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by such Holders. The Holders of at least a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all of the Securities of such series waive any past default hereunder with respect to the securities of such series and its consequences, except (i) a default in the payment of the principal of, premium, if any, or interest, if any, on any of the Securities of such series or (ii) in respect of a covenant or provision hereof which, under Section 11.02, cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. In the case of any such waiver, such default shall cease to exist, any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, and the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
6.08 Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant; provided, however, that this Section 6.08 shall not apply to a suit by the Trustee or the Company, a suit by a Holder pursuant to Section 6.05 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Securities of any series.
VII. CONCERNING THE TRUSTEE
7.01 Certain Duties and Responsibilities.
          (a) Except during the continuance of an Event of Default,

     (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein, except to the extent set forth in a supplemental indenture or pursuant to Section 3.01).
          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this Section 7.01(c) shall not be construed to limit the effect of Section 7.01(a);
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it pursuant to Section 6.07; and
     (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.
7.02 Notice of Defaults.
     Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series entitled to receive reports pursuant to Section 8.03, notice of such default hereunder actually known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 6.01(D) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 7.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.
7.03 Certain Rights of Trustee.
     Except as otherwise provided in Section 315 of the Trust Indenture Act:
     (A) The Trustee may conclusively rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (B) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by an Authorized Officer thereof (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Corporate Secretary or an Assistant Secretary, or another appropriate officer, of the Company;
     (C) The Trustee may consult with counsel of its selection, and the advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (D) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;
     (E) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (F) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture or other paper or document with respect to such series of Securities, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, during normal business hours of the Company and upon reasonable prior notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney, the reasonable costs thereof to be reimbursed to the Trustee by the Company;
     (G) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (H) In no event shall the Trustee be responsible or liable for to any Holder for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
     (I) The Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;
     (J) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (excluding those contemplated by Section 7.05), and to each agent, custodian and other Person employed to act hereunder; and
     (K) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
7.04 Trustee Not Responsible for Recitals, Etc.
     The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication and the representation as to the power of the Trustee to enter into this Indenture and accept and execute the trusts hereby created, shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds of such Securities.
7.05 Trustee and Others May Hold Securities.
     The Trustee or any Paying Agent or Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or any other obligor on the Securities with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

7.06 Moneys Held by Trustee or Paying Agent.
     Subject to Sections 13.04 and 13.05, all moneys received by the Trustee or any Paying Agent, need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree with the Company. So long as no Event of Default with respect to Securities of any series shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time pursuant to, and upon, the written order of the Company, signed by an Authorized Officer thereof. The provisions of this Section 7.06 shall not apply to the Company acting as its own Paying Agent pursuant to Section 5.07(b).
7.07 Compensation of Trustee and Its Lien.
     The Company jointly and severally covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall be agreed to from time to time by the Company and the Trustee and which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as herein otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled (but shall not be required) to make advances from funds collected or held in trust by the Trustee as such for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company also jointly and severally covenants and agrees to indemnify the Trustee, any predecessor Trustee or their agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of the Trustee’s powers or duties hereunder, or in connection with the enforcement the provisions of this Section 7.07, except to the extent that such loss, liability or expense is due to their own negligence, bad faith or willful misconduct; provided, however, that the Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification.
     The obligations of the Company under this Section 7.07 shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities.
     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(E) or Section 6.01(F), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency, reorganization or other similar law.
     The provisions of this Section 7.07 shall survive the termination of this Indenture.
7.08 Right of Trustee to Rely on Certificate of Certain Officers.
     Except as otherwise provided in Section 315 of the Trust Indenture Act, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect hereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.
7.09 Persons Eligible for Appointment As Trustee.
     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States, any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 7.09 or the Trust Indenture Act, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10. Neither the Company nor any Affiliate of the Company shall serve as Trustee for the Securities of any series issued hereunder. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.
7.10 Resignation and Removal of Trustee; Appointment of Successor.
     (a) The Trustee, or any Trustee or Trustees hereafter appointed, may at any time resign with respect to any one or more or all series of Securities by giving written notice to the Company and by giving notice of such resignation to the Holders of Securities in the manner provided in Section 1.05. Upon receiving such notice of resignation, the Company shall use its commercially reasonable efforts to promptly appoint a successor Trustee or Trustees with respect to the applicable series by written instrument executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed with respect to a particular series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Holder who has been a bona fide Holder of a Security or Securities of the applicable series for at least 6 months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.
          (b) In case at any time any of the following shall occur:
     (A) the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (B) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the applicable series of Securities and appoint a successor Trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, or any Holder who has been a bona fide Holder of a Security or Securities of any such series for at least 6 months may, an behalf of such Holder and all others similarly situated, petition, any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee with respect to such series.
          (c) The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may at any time remove the Trustee with respect to that series and appoint with respect to such series a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Company, the evidence provided for in Section 9.01 of the action taken by the Holders.
          (d) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to this Section 7.10 shall become effective only upon acceptance of appointment by the successor Trustee as provided in Section 7.11.
7.11 Acceptance of Appointment by Successor Trustee.
     Any successor Trustee appointed under Section 7.10 shall execute, acknowledge and deliver to the Company and to the predecessor Trustee with respect to any and all applicable series an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed, or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations with respect of such series of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 7.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts with respect to such series of the Trustee so ceasing to act. Upon the reasonable request of any such successor Trustee, the Company shall execute any and all instruments in writing more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 7.07.
     In the case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-Trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.
     No successor Trustee with respect to any series of Securities shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall with respect to such series be eligible under Section 7.09.
     Upon acceptance of appointment by a successor Trustee with respect to the Securities of any series, the Company shall give notice of the succession of such Trustee hereunder to the Holders of Securities in the manner provided in Section 1.05. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.
7.12 Merger, Conversion or Consolidation of Trustee.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution filing of any paper or any further act on the part of any of the parties hereto, provided that such successor Trustee shall be eligible under the provisions of Section 7.09 hereof and Section 310(a) of the Trust Indenture Act.
7.13 Authenticating Agents.
     There may be an Authenticating Agent or Authenticating Agents with respect to one or more series of Securities appointed by the Trustee from time to time with power to act on its behalf and subject to its direction in connection with the authentication and delivery of Securities of such series issued upon exchange, transfer or redemption thereof as fully to all intents and purposes as though such Authenticating Agent had been expressly authorized to authenticate and deliver Securities, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as though authenticated by the Trustee hereunder. For all purposes of this Indenture (except in the case of original issuance of Securities and the issuance of Securities in replacement of lost, stolen, mutilated or destroyed Securities), the authentication and delivery of Securities by an Authenticating Agent appointed pursuant to the provisions of this Section 7.13 shall be deemed to be the authentication and delivery of such Securities “by the Trustee,” and whenever this Indenture provides (except in the case of original issuance of the Securities and the issuance of Securities in replacement of lost, stolen, mutilated or destroyed Securities) that “the Trustee shall authenticate and deliver” Securities, such authentication and delivery by any Authenticating Agent shall be deemed be authentication and delivery by the Trustee. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or any State or the District of Columbia, with a combined capital and surplus of at least $50,000,000 and authorized under such laws to act as an authenticating agent, duly registered to act as such, if and to the extent required by applicable law and subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of its condition at least annually, pursuant to law or the requirements of such authority, then for the purposes of this Section 7.13 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible to act as such in accordance with the provisions of this Section 7.13, it shall resign immediately in the manner and with the effect herein specified in this Section 7.13.
     Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible to act as such in accordance with the provisions of this Section 7.13, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent or such successor corporation.
     Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice or resignation or upon a termination, or in case at any time any Authenticating Agent shall cease to be eligible to act as such in accordance with the provisions of this Section 7.13, the Trustee may appoint a successor authenticating agent. Upon the appointment, at any time after the original issuance of any of the Securities, of any successor, additional or new authenticating agent, the Trustee shall give written notice of such appointment to the Company and shall at the expense of the Company give notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner provided in Section 1.05. Any successor authenticating agent upon acceptance of its appointment pursuant to the provisions of this Section 7.13 shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if initially appointed as an Authenticating Agent. No successor authenticating agent shall be appointed unless eligible to act as such in accordance with the provisions of this Section 7.13.
     Any Authenticating Agent by the acceptance of its appointment shall be deemed to have represented to the Trustee that it is eligible for appointment as Authenticating Agent under this Section 7.13 and to have agreed with the Trustee that:
     (A) it will perform and carry out the duties of an Authenticating Agent as herein set forth, including, among other things, the duties to authenticate and deliver Securities when presented to it in connection with exchanges, registrations of transfer or redemptions thereof;
     (B) it will keep and maintain, and furnish to the Trustee from time to time as requested by the Trustee, appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; and
     (C) it will notify the Trustee promptly if it shall cease to be eligible to act as Authenticating Agent in accordance with the provisions of this Section 7.13.
     Any Authenticating Agent, by the acceptance of its appointment, shall be deemed to have agreed with the Trustee to indemnify the Trustee against any loss, liability or expense incurred by the Trustee and to defend any claim asserted against the Trustee by reason of any acts or failures to act of such Authenticating Agent, but such Authenticating Agent shall have no liability for any action taken by it in accordance with the specific written direction of the Trustee.
     The Trustee agrees to pay to each Authenticated Agent from time to time reasonable compensation and expenses for its services (to the extent such compensation is not paid by the Company), and the Trustee shall be entitled to be reimbursed for such payments subject to the provisions of Section 7.07.
     The provisions of Sections 7.04, 7.05 and 7.08 shall inure to the benefit of each Authenticating Agent to the same extent that they inure to the benefit of the Trustee.
     If an appointment with respect to one or more series is made pursuant to this Section 7.13, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:
     This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.
J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By [FULL LEGAL NAME OF AUTHENTICATING AGENT], as Authenticating Agent

By:
Authorized Signatory

Dated:

7.14 Preferential Collection of Claims.
     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to Section 311 of the Trust Indenture Act regarding the collection of claims against the Company (or any other obligor upon the Securities).
VIII. HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY
8.01 Company to Furnish Trustee Names and Addresses of Holders.
     In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Trustee:
     (1) semi annually with respect to Securities of each series not later than March 15 and September 15 of each year or upon such other dates as are set forth in or pursuant to the Board Resolution or indenture supplemental hereto authorizing such series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and
     (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.
8.02 Preservation of Information; Communications to Holders.
          (a) The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.
          (b) Every Holder of Securities, by receiving and holding the same, agrees that neither the Company, the Trustee, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.
8.03 Reports by Trustee.
          (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the first issuance of Securities pursuant to Section 3.01, transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Sections 313(a) and 313(b)(2) of the Trust Indenture Act which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.
          (b) The Trustee shall transmit the reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.
          (c) Reports pursuant to this Section 8.03 shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.
8.04 Reports by the Company.
     The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:
     (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
     (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (3) transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to clauses (1) and (2) of this Section 8.04 as may be required by rules and regulations prescribed from time to time by the Commission.
IX. CONCERNING THE HOLDERS
9.01 Evidence of Action Taken by Holders.
     Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (ii) by the record of the Holders of Securities voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article X, or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders.
9.02 Proof of Execution of Instruments and of Holding of Securities.
     Subject to the provisions of Sections 7.03 and 10.05 and Section 315 of the Trust Indenture Act, proof of the execution of any instrument by a Holder or his agent or proxy and proof of the holding by any person of any of the Securities shall be sufficient if made in the following manner:
     The fact and date of the execution by any such Person of any instrument may be proved by the certificate of any notary public or other officer authorized to take acknowledgments of deeds to be recorded in any State within the United States, that the Person executing such instrument acknowledged to such notary or other officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer’s or member’s authority. The fact and date of the execution of any such instrument may also be proved in any other manner which the Trustee may deem sufficient.
     The ownership of Securities may be proved by the Security Register or by a certificate of the Security Registrar.
     If the Company shall solicit from the Holders of Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. Any such record date shall be fixed at the discretion of the Company. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be sought or given before or after the record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be the Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Securities of such series outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the Securities of such series outstanding shall be computed as of such record date.
     Whenever any act is to be taken hereunder by the Holders of two or more series of Securities denominated in different currencies or currency units, then, for the purpose of determining the principal amount of Securities held by such Holders, the aggregate principal amount of the Securities denominated in a Foreign Currency (or any currency units) shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of the spot rate of exchange for such Foreign Currency or such currency unit as determined by the Company or by an authorized Exchange Rate Agent and evidenced to the Trustee by an Officers’ Certificate, as of the date the taking of such act by the Holders of the requisite percentage in principal amount of the Securities is evidenced to the Trustee. An “Exchange Rate Agent” may be appointed in advance or from time to time by the Company. Any such determination by the Company or by any such Exchange Rate Agent shall be conclusive and binding on all Holders, the Company and the Trustee, and neither the Company nor any such Exchange Rate Agent shall be liable therefor in the absence of bad faith.
     The Trustee may require such additional proof, if any, of any matter referred to in this Section 9.02 as it shall deem necessary.
     The record of any Holders meeting shall be proved as provided in Section 10.06.
9.03 Right of Revocation of Action Taken.
     At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities or of any series of Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown, by evidence, to be included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future holders and owners of such Security, and of any Security issued in exchange therefor or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange therefor or in place thereof. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities.
X. HOLDERS’ MEETINGS
10.01 Purposes for Which Holders’ Meetings May be Called.
     A meeting of Holders may be called at any time and from time to time pursuant to this Article X for any of the following purposes:
     (A) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article VI;
     (B) to remove the Trustee and appoint a successor Trustee pursuant to Article VII;
     (C) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 11.02; or

     (D) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.
10.02 Call of Meetings by Trustee.
     The Trustee may at any time call a meeting of Holders of any series to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine or, with the approval of the Company, at any other place. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Trustee, in the manner provided in Section 1.05, not less than 20 nor more than 180 days prior to the date fixed for the meeting, to the Holders of Securities of such series.
10.03 Company and Holders May Call Meeting.
     In case the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of any series, shall have requested the Trustee to call a meeting of Holders of such series, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have made the mailing of the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of such Securities in the amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York (or, with the approval of the Company, such other place), for such meeting and may call such meeting to take any action authorized in Section 10.01, by giving notice thereof as provided in Section 10.02.
10.04 Persons Entitled to Vote at Meeting.
     To be entitled to vote at any meeting of Holders, a Person shall be (i) the Holder of one or more Securities with respect to which such meeting is being held or (ii) a Person appointed by an instrument in writing as proxy for the Holder or Holders of such Securities by a Holder of one or more such Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
10.05 Determination of Voting Rights; Conduct and Adjournment of Meeting.
     Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for a meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 9.02 or other proof. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 9.02 and the appointment of any proxy shall be proved in the manner specified in said Section 9.02 or by having the signature the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.
     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 10.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.
     Each Holder of a Security of the applicable series or related proxy shall be entitled to vote with respect to the Outstanding Securities of such series held or represented by him; provided, however, that no vote shall be counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not Outstanding.
     The chairman of the meeting shall have no right to vote other than by virtue of Securities of such series held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Holders of such series. Any meeting of Holders duly called pursuant to Section 10.02 or 10.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.
     At any meeting, the presence of persons holding or representing Securities with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority of the Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.
10.06 Counting Votes and Recording Action of Meeting.
     The vote upon any resolution submitted to any meeting of Holders of a series of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the serial numbers and principal amounts of the Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting, and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 10.02 or 10.03. The record shall show the serial numbers of the securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting, and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.
XI. SUPPLEMENTAL INDENTURES
11.01 Supplemental Indentures Without Consent of Holders.
     The Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall, but only to the extent applicable, conform to the provisions of the Trust Indenture Act as it shall be in force at the date of execution of such indenture or indentures) for one or more of the following purposes:
     (A) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets which the Company may desire;
     (B) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company, pursuant to Article XII;
     (C) to add to the covenants and agreements of the Company such further covenants, agreements, restrictions or conditions for the protection of the Holders of the Securities of all or any series as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities of such series (and if such covenants, agreements, restrictions or conditions are to be for the benefit of less than all series of Securities, specifying the series to which such covenants, agreements, restrictions or conditions are applicable), and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, agreements, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that, in respect of any such additional covenant, agreement, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of a particular series to waive such default;
     (D) to add, delete or modify any Events of Default with respect to all or any series of the Securities, the form and terms of which are being established pursuant to such supplemental indenture as permitted in Sections 2.01, 3.01 and 3.03 (and, if any such Event of Default is applicable to fewer than all such series of the Securities, specifying the series to which such Event of Default is applicable) and to specify the rights and remedies of the Trustee and the Holders of such Securities in connection therewith;
     (E) to prohibit the authentication and delivery of additional series of Securities;
     (F) to cure any ambiguity or to correct or supplement any provision contained herein in any supplemental indenture which may be defective or inconsistent with any other provisions contained herein or in any supplemental indenture;

     (G) to make such other provisions in regard to matters or questions arising under this Indenture as shall not be inconsistent with the provisions of this Indenture or any supplemental indenture and shall not adversely affect the interests of the holders of the Securities in any material respect;
     (H) to establish the form and terms of the Securities of any series as permitted in Sections 2.01, 3.01 and 3.03, or to authorize the issuance of additional Securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed; and
     (I) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.11.
     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage, or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. In addition, the Trustee shall not be obligated to enter into any supplemental indenture which provides for the issuance of Securities of any series denominated in a Foreign Currency or currency unit, if the Trustee determines in its reasonable discretion that it would not be able to properly fulfill its obligations hereunder and thereunder in respect of such Securities or to do so would be unduly burdensome to the Trustee.
     Any supplemental indenture authorized by the provisions of this Section 11.01 shall be executed by the Company and the Trustee and shall not require the consent of the Holders of any of the Securities at the time outstanding, notwithstanding Section 11.02.
11.02 Supplemental Indentures With Consent of Holders.
     With the consent (evidenced as provided in Section 9.01) of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of any series affected by such supplemental indenture, the Company, when authorized by or pursuant to a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall, but only to the extent applicable, conform to the provisions of the Trust Indenture Act as shall be in force at the date of execution of such supplemental indenture or indentures) for the purpose, with respect to Securities of such series, of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture with respect to Securities of such series or of modifying in any manner the rights of the Holders of the Securities of such series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Security so affected:

     (1) change the Stated Maturity of the principal of, or premium, if any, or any installment of interest, if any, on any Security, or reduce the principal amount thereof or the premium, if any, thereon or the rate (or modify the calculation of such rate) of interest thereon, or reduce the amount payable upon redemption thereof at the option of the Company or repayment thereof at the option of the Holder, or reduce the amount of the principal of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02 or the amount thereof provable in bankruptcy pursuant to Section 6.03, or adversely affect any right of repayment at the option of any Holder with respect to any Security, or change the Place of Payment where or the currency in which the principal of, any premium or interest on, any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of the Holder, on or after the date for repayment) in each case as such Stated Maturity, redemption date or date for repayment may, if applicable, be extended in accordance with the terms of such Security, or, in the case of any Security which is convertible into or exchangeable for other securities, impair the right to institute suit to enforce the right to convert or exchange such Security in accordance with its terms;
     (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 5.05 or Section 6.07 of this Indenture;
     (3) modify any of the provisions of this Section 11.02 or Section 5.05 or Section 6.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or
     (4) make any change that adversely affects the right, if any, to convert or exchange any Security for common stock or other securities in accordance with its terms.
     Upon the request of the Company, accompanied by a copy of the Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.
     A supplemental indenture which changes or eliminates any provision of this Indenture or of any series of Securities which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series with respect to such provisions, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

     It shall not be necessary for the consent of the Holders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     Promptly after the execution by the Company and the Trustee of any supplemental indenture under this Section 11.02, the Company shall give notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Securities in the manner provided in Section 1.05. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
11.03 Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
11.04 Notation on Securities in Respect of Supplemental Indentures.
     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article XI or after any action taken at a Holders meeting pursuant to the provisions of Article X may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture or as to any such action. If the Company and the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Company and the Trustee, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then outstanding.
11.05 Opinion of Counsel to Be Given Trustee.
     The Trustee, subject to Section 7.03 and, to the extent applicable, Section 315 of the Trust Indenture Act, shall receive an Opinion of Counsel or an Officers’ Certificate as conclusive evidence that any such supplemental indenture is authorized by the terms of this Indenture and that is proper for the Trustee under the provisions of this Article XI to join in the execution thereof.
XII. CONSOLIDATION, MERGER AND SALE
12.01 Company May Consolidate or Merge, Etc.
     Subject to the provisions of Section 12.02, nothing contained in this Indenture shall prevent any consolidation of the Company with or the merger of the Company into any other Person, or any merger of any other Person into the Company or successive consolidations or mergers to which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, transfer or lease of all or substantially all of the properties and assets of the Company to any other Person lawfully entitled to acquire the same.
12.02 Conditions to Consolidation or Merger, Etc.
     (A) The Company shall not consolidate with or merge into any other Person or sell, transfer or lease all or substantially all of its properties and assets to another Person unless (i) in the case of a merger, the Company shall be the continuing Person, or (ii) in case the Company shall consolidate with or merge into another Person (and the Company shall not be the continuing Person) or sell, transfer or lease all or substantially all of its properties and assets to another Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale or transfer, or which leases, all or substantially all of the properties and assets of the Company shall assume, by an indenture supplemental hereto executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on the Securities, and the Company’s other obligations under this Indenture;
     (B) Every such successor Person, upon executing such indenture supplemental hereto, in form reasonably satisfactory to the Trustee, shall succeed to (and, except in the case of a lease, be substituted for) the Company, as the case may be, with the same effect as if it had been an original party hereto (which succession shall, except in the case of a lease, relieve the Company of all liabilities hereunder), and such successor Person shall possess and from time to time may exercise each and every power hereunder of the Company and may execute and deliver Securities hereunder, either in the name of the Company or of such successor Person, and any act or proceeding required by this Indenture to be done or performed by any board or officer of the Company may be done or performed with like force and effect by the like board or officer of such successor Person.
12.03 Documents and Opinion to Be Furnished to the Trustee.
     The Company covenants and agrees that if it shall consolidate with or merge into any other Person or if it shall sell, transfer or lease all or substantially all of its properties and assets, it will promptly furnish to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that its covenants contained in Section 12.02 have been complied with.
XIII. SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE; UNCLAIMED MONEYS
13.01 Satisfaction and Discharge.
     Unless pursuant to Section 3.01 this Section 13.01 is declared not applicable with respect to the Securities of any series, upon the direction of the Company by a written order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such written order, and the Trustee, on receipt of such written order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when
     (A) either

     (i) all Securities of such series theretofore authenticated and delivered (other than (1) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (2) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 13.05) have been delivered to the Trustee for cancellation; or
     (ii) all Securities of such series not theretofore delivered to the Trustee for cancellation
          (1) have become due and payable,
          (2) will become due and payable at their Stated Maturity within one year, or
          (3) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in the currency in which such Securities are payable or Government Obligations (determined on the basis of the currency in which such Securities are then specified as payable at Stated Maturity) in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on such Securities, to the date of such deposit (in the case of Securities which have become due and payable) or to the maturity thereof, as the case may be;
     (B) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series; and
     (C) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.
     In the event there are Securities of two or more series Outstanding hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.
     Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (A) of this Section 13.01, the obligations of the Company and the Trustee with respect to the Securities of such series under Sections 3.05, 3.06, 5.02, 5.07, 13.03 and 13.06, any rights of Holders of the

Securities of such series (unless otherwise provided pursuant to Section 3.01 with respect to the Securities of such series) to require the Company to repurchase or repay, and the obligations of the Company to repurchase or repay, such Securities at the option of the Holders pursuant to Section 3.01 hereof, and any rights of Holders of the Securities of such series (unless otherwise provided pursuant to Section 3.01 with respect to the Securities of such series) to convert or exchange, and the obligation of the Company to convert or exchange, such Securities into common stock or other securities, shall survive; provided, however, that following the satisfaction and discharge of this Indenture with respect to any series of Securities whose Holders have the right to require the Company to repurchase or repay such Securities or to convert or exchange such Securities into common stock or other securities, the right of the Holder to require repurchase, repayment, conversion or exchange, as the case may be, of any such Security and the Company’s obligation to repurchase, repay, convert or exchange, as the case may be, any such Security shall (unless otherwise provided pursuant to Section 3.01 with respect to the Securities of such series) terminate immediately following the close of business on the final Stated Maturity of such Security or immediately following the close of business on any earlier redemption date of such Security (so long as the Company does not default in the payment of the redemption price plus accrued and unpaid interest, if any, due on such redemption date), as the case may be.
13.02 Defeasance and Covenant Defeasance.
          (a) Unless pursuant to Section 3.01, either or both of (i) defeasance of the Securities of or within a series under clause (b) of this Section 13.02 or (ii) covenant defeasance of the Securities of or within a series under clause (c) of this Section 13.02 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 13.02 (with such modifications thereto as may be specified pursuant to Section 3.01 with respect to any Securities), shall be applicable to such Securities, and the Company may at its option by Board Resolution, at any time, with respect to the Securities of or within such series, elect to have Section 13.02(b) or Section 13.02(c) be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Section 13.02. Unless otherwise specified pursuant to Section 3.01 with respect to the Securities of any series, defeasance under clause (b) of this Section 13.02 and covenant defeasance under clause (c) of this Section 13.02 may be effected only with respect to all, and not less than all, of the Outstanding Securities of any series. To the extent that the terms of any Security established in or pursuant to this Indenture permit the Company or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on with respect to such Security is due and payable, then unless otherwise provided pursuant to Section 3.01, the right to extend such date shall terminate upon defeasance or covenant defeasance, as the case may be.
          (b) Upon the Company’s exercise of the option applicable to this Section 13.02(b) with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from their obligations with respect to such Outstanding Securities, on the date the conditions set forth in clause (d) of this Section 13.02 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of clause (e) of this Section 13.02 and the other Sections of this Indenture referred to in clauses (i) through (iv) of this paragraph, and to have satisfied all of their other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities to receive, solely (except as provided in clause (ii) below) from the trust fund described in clause (d)(A) of this Section 13.02 and as more fully set forth in this Section 13.02 and Section 13.03, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (ii) the obligations of the Company and the Trustee with respect to such Securities under Sections 3.05, 3.06, 5.02 and 5.07, with respect to any rights of Holders of such Securities (unless otherwise provided pursuant to Section 3.01 with respect to the Securities of such series) to require the Company to repurchase or repay, and the obligations of the Company to repurchase or repay, such Securities at the option of the Holders pursuant to Section 3.01 hereof, and with respect to any rights of Holders of such Securities (unless otherwise provided pursuant to Section 3.01 with respect to the Securities of such series) to convert or exchange, and the obligations of the Company to convert or exchange, such Securities into common stock or other securities, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 13.02 and Sections 13.03 and 13.06; provided, however, that following defeasance with respect to any series of Securities whose Holders have the right to require the Company to repurchase or repay such Securities or to convert or exchange such Securities into common stock or other securities, the right of the Holder to require repurchase, repayment, conversion or exchange, as the case may be, of any such Security and the Company’s obligation to repurchase, repay, convert or exchange, as the case may be, any such Security shall (unless otherwise provided pursuant to Section 3.01 with respect to the Securities of such series) terminate immediately following the close of business on the final Stated Maturity of such Security or immediately following the close of business on any earlier redemption date of such Security (so long as the Company does not default in the payment of the redemption price plus accrued and unpaid interest, if any, due on such redemption date), as the case may be.
          (c) Upon the Company’s exercise of the above option applicable to this Section 13.02(c) with respect to any Securities of or within a series, the Company shall be released from its obligations under Sections 5.03 and 5.04 and, to the extent specified pursuant to Section 3.01, any other covenant applicable to such Securities with respect to such Securities shall cease to be applicable to such Securities on and after the date the conditions set forth in clause (c) of this Section 13.02 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that with respect to such Outstanding Securities, the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or any such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Sections 6.01(D) or 6.01(G) otherwise, as the case may be.

          (d) The following shall be the conditions to application of clause (b) or (c) of this Section 13.02 to any Outstanding Securities of or within a series:
     (A) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09 who shall agree to comply with the provisions of this Section 13.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) an amount in Dollars or in such Foreign Currency in which such Securities are then specified as payable at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with subsection (F) below, on the relevant redemption date, as the case may be, (ii) Government Obligations applicable to such Securities (determined on the basis of the currency in which such Securities are then specified as payable at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with subsection (F) below, on the relevant redemption date, as the case may be) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities, money in an amount, or (iii) a combination thereof, in any case, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on the Stated Maturity of such principal or installment of principal or interest or the applicable redemption date, as the case may be, and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.
     (B) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any subsidiary of the Company is a party or by which it is bound.
     (C) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit, and, solely in the case of defeasance under Section 13.02(b), no Event of Default with respect to such Securities under clause (E) or (F) of Section 6.01 or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities under clause (E) or (F) of Section 6.01 shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to defeasance under Section 13.02(b) shall not be deemed satisfied until the expiration of such period).
     (D) In the case of defeasance pursuant to Section 13.02(b), the Company shall have delivered to the Trustee an opinion of independent counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in applicable United States Federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the Holders of such Outstanding Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or, in the case of covenant defeasance pursuant to Section 13.02(c), the Company shall have delivered to the Trustee an opinion of independent counsel to the effect that the Holders of such Outstanding Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
     (E) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance, as the case may be, under this Indenture have been complied with.
     (F) If the monies or Government Obligations or combination thereof, as the case may be, deposited under clause (A) above are sufficient to pay the principal of, and premium, if any, and interest, if any, on and, to the extent provided in such clause (A), the Company shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.
     (G) Notwithstanding any other provisions of this Section 13.02(d), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.01.
          (e) Subject to Section 13.05, all money and Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 13.02(e) and Section 13.03, the “Trustee”) pursuant to clause (d)(A) of Section 13.02 in respect of any Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
     Unless otherwise specified in or pursuant to this Indenture or any Securities, if, after a deposit referred to in Section 13.02(d)(A) has been made, (i) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.01 or the terms of such Security to receive payment in a currency other than that in which the deposit pursuant to Section 13.02(d)(A) has been made in respect of such Security, or (ii) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 13.02(d)(A) has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on, with respect to, such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to clause (i) above, the applicable market exchange rate for such currency in effect on the second Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign currency in effect (as nearly as feasible) at the time of the Conversion Event.
     The Company shall pay and the Company shall indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 13.02 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.
     Anything in this Section 13.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon written order any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (d)(A) of this Section 13.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 13.02.
13.03 Application by Trustee of Funds Deposited for Payment of Securities.
     All money deposited with the Trustee pursuant to Sections 13.01 and 13.02, or received by the Trustee in respect of obligations deposited with the Trustee pursuant to Section 13.01, or 13.02, shall be held in trust until such time as such money is to be applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Securities, for the payment of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for the principal thereof, premium, if any, and interest, if any, thereon. Moneys held under this Section 13.03 need not be segregated from other funds except to the extent required by law, and the Trustee shall be under no liability with respect to interest on any such moneys.
13.04 Repayment of Moneys Held by Paying Agent.
     In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent, other than the Trustee, under this Indenture shall, upon and in accordance with demand of the Company, be paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
13.05 Return of Unclaimed Moneys.
     Any moneys deposited with the Trustee or any Paying Agent not applied but remaining unclaimed by the Holders of Securities for two years after the date upon which the principal of, premium, if any, or interest, if any, on such Securities shall have become due and payable shall be repaid to the Company by the Trustee or such agent on written demand; and the Holder of any of the Securities entitled to receive such payment shall thereafter look only to the Company for the payment thereof, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such agent, before being required to make any such repayment, may at the expense of the Company cause to be published once a week for two consecutive weeks (in each case on any day of the week) in an Authorized Newspaper in the Borough of Manhattan, The City of New York, and once in an authorized newspaper in London, notice that said moneys have not been so applied and that after a date named therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of said moneys then remaining will be returned to the Company.
13.06 Reinstatement.
     If the Trustee (or other qualifying trustee appointed pursuant to Section 13.02(d)(A)) or any Paying Agent is unable to apply any moneys or Government Obligations deposited pursuant to Section 13.01 or Section 13.02(d)(A) to pay any principal of or premium, if any, or interest, if any, on, with respect to the Securities of any series by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee) or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of and premium, if any, and interest, if any, on the Securities of such series as contemplated by Section 13.01 or Section 13.02 as the case may be, and Section 13.03; provided, however, that if the Company makes any payment of the principal of or premium, if any, or interest, if any, on, in respect of the Securities of such series following the reinstatement of its obligations as aforesaid, the Company shall be subrogated to the rights of the Holders of such payment from the funds held by the Trustee (or other qualifying trustee) or Paying Agent.
XIV. IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS
14.01 Personal Immunity from Liability of Incorporators, Stockholders, Etc.
     No recourse under or upon any obligation, covenant or agreement of this Indenture or any indenture supplemental hereto, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and issue of the Securities.
XV. SUBMISSION TO JURISDICTION
15.01 Agent for Service: Submission to Jurisdiction.
     By the execution and delivery of this Indenture, the Company (i) acknowledges that it has irrevocably designated and appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to any Securities or this Indenture that may be instituted in any United States Federal or New York state court located in The City of New York, and acknowledges that CT Corporation System has accepted such designation and appointment, (ii) irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Company (mailed or delivered to the Company as provided in Section 1.04), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments, as may be reasonably necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect.
     The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action, suit or proceeding in any such court or any appellate court with respect thereto. The Company irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court.
15.02 Waiver of Immunities.
     To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of their obligations under this Indenture and the Securities, to the extent permitted by law.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

BAXTER INTERNATIONAL INC.

By:

Name: Robert M. Davis
Title: Corporate Vice President
and Chief Financial Officer

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

By:

Name:
Title:
(Signature Page to Indenture)